EXHIBIT 99.1

Media Inquiries: Investor Inquiries:	REPUBLIC CONTACTS Will Flower (954) 769-6392 Tod Holmes (954) 769-2387 Ed Lang (954) 769-3591

REPUBLIC SERVICES, INC. REPORTS
THIRD QUARTER EARNINGS
OF $0.28 PER SHARE
• On target to achieve free cash flow guidance
• Declares quarterly dividend of $0.06 per share

FORT LAUDERDALE, Fla., Nov. 3, 2003...Republic Services, Inc. (NYSE: RSG) today reported net income of $44.7 million, or $0.28 per share, for the three months ended September 30, 2003, versus net income of $62.2 million, or $0.38 per share, for the comparable period last year. Net income for the three months ended September 30, 2003 includes an additional accrual for self-insurance of $14.9 million net of tax, (or approximately $0.09 per share), related to existing claims. Revenue in the third quarter of 2003 increased 6.3 percent to $648.0 million from $609.7 million for the same period in 2002. Operating income for the three months ended September 30, 2003 was $87.3 million (which includes an additional accrual of $24.0 million for self-insurance), compared to operating income of $118.2 million for the same quarter last year.

For the nine months ended September 30, 2003, net income was $159.7 million, or $0.98 per share, versus net income of $178.1 million, or $1.07 per share, for the comparable period last year. Revenue increased 6.8 percent to $1,879.9 million from $1,759.8 million for the same period in 2002. Operating income for the nine months ended September 30, 2003 was $306.2 million (which includes an additional accrual of $24.0 million for self-insurance) compared to operating income of $341.4 million for the same period last year.

During the first quarter of 2003, the Company recorded an after-tax expense of $37.8 million as a cumulative effect of changes in accounting principles. These changes do not affect the Company’s cash flows. Including the cumulative effect of the changes in accounting principles, net income for the nine months ended September 30, 2003 was $121.9 million, or $0.75 per share. If the changes in accounting principles were effective January 1, 2002, net income for the nine months ended September 30, 2003 and 2002 would have been $159.7 million, or $0.98 per share, and $176.3 million, or $1.06 per share, respectively.

“Republic continues to generate strong and predictable free cash flow,” said James E. O’Connor, Chairman and Chief Executive Officer of Republic Services, Inc. “We are reiterating our previous guidance of $240 million of free cash flow for 2003.”

Republic Services also announced that its Board of Directors declared a regular quarterly dividend of $0.06 per share for shareholders of record on January 2, 2004. The dividend will be paid on January 16, 2004.

Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company’s estimates and assumptions concerning its selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to the Company’s landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; the Company’s ability to manage growth; compliance with, and future changes in, environmental regulations; the Company’s ability to obtain approval from regulatory agencies in connection with expansions at the Company’s landfills; the ability to obtain financing on acceptable terms to finance the Company’s operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company’s dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; dependence on acquisitions for growth; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company’s filings with the Securities and Exchange Commission.

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REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended September 30,

	2003	2002

Revenue	$648.0	$609.7
Expenses:
Cost of operations	433.7	377.6
Depreciation, amortization and depletion	61.7	53.4
Accretion	3.2	—
Selling, general and administrative	62.1	60.5

Operating income	87.3	118.2
Interest expense, net	(16.2)	(17.9)
Other income (expense), net	0.9	0.1

Income before income taxes	72.0	100.4
Provision for income taxes	27.3	38.2

Net income	$44.7	$62.2

Basic and diluted earnings per share	$0.28	$0.38

Weighted average common shares	162.2	164.8

Pro forma amounts assuming the changes in accounting principles are applied retroactively:
Net income	$44.7	$61.5
Basic and diluted earnings per share	$0.28	$0.37

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Nine Months Ended September 30,

	2003	2002

Revenue	$1,879.9	$1,759.8
Expenses:
Cost of operations	1,200.7	1,091.1
Depreciation, amortization and depletion	177.9	147.2
Accretion	9.4	—
Selling, general and administrative	185.7	180.1

Operating income	306.2	341.4
Interest expense, net	(51.9)	(54.6)
Other income (expense), net	3.2	0.5

Income before income taxes	257.5	287.3
Provision for income taxes	97.8	109.2

Income before cumulative effect of changes in accounting principles	159.7	178.1
Cumulative effect of changes in accounting principles, net of tax	(37.8)	—

Net income	$121.9	$178.1

Basic and diluted earnings per share:
Before cumulative effect of changes in accounting principles	$0.98	$1.07
Cumulative effect of changes in in accounting principles, net of tax	(0.23)	—

Basic and diluted earnings per share	$0.75	$1.07

Weighted average common shares	162.7	167.1

Pro forma amounts assuming the changes in accounting principles are applied retroactively:
Net income	$159.7	$176.3
Basic and diluted earnings per share	$0.98	$1.06

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION

     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2002. It should also be read in conjunction with the Company’s Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-Q as of and for the three and six months ended June 30, 2003.

CHANGES IN ACCOUNTING PRINCIPLES

     During the first quarter of 2003, the Company adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). SFAS 143 required the Company to change the methodology it used to record closure and post-closure costs related to its landfills. Upon adopting SFAS 143, the Company no longer records closure and post-closure expense as a component of cost of operations. Instead, amortization expense is recorded on the capitalized portion of the obligation and accretion expense is recorded using the effective interest method.

     As of January 1, 2003, the Company recorded an after-tax expense of $20.8 million as a cumulative effect of a change in accounting principle resulting from the adoption of SFAS 143. In addition, the Company also recorded an after-tax expense of $17.0 million as a cumulative effect of a change in accounting principle relating to its accounting for methane gas collection systems.

     The following table summarizes the adjustments to net income and earnings per share for the three and nine months ended September 30, 2002 as if SFAS 143 and the Company’s change in accounting principle relating to its methane gas collection systems were adopted January 1, 2002:

	Three months ended
	September 30, 2002

	Net Income	Basic and Diluted
	(in millions)	Earnings Per Share

Reported	$62.2	$.38
SFAS 143:
Reversal of closure and post-closure expense previously reported	4.4	.02
Reversal of landfill purchase price amortization previously reported	.2	—
Accretion expense	(1.8)	(.01)
Landfill amortization	(3.0)	(.02)

Total adjustments for SFAS 143	(.2)	(.01)

Methane Gas Collection Systems:
Reversal of depreciation previously recorded	.1	—
Depletion expense	(.6)	—

Total adjustment for methane gas collection systems	(.5)	—

Adjusted	$61.5	$.37

	Nine months ended
	September 30, 2002

	Net Income	Basic and Diluted
	(in millions)	Earnings Per Share

Reported	$178.1	$1.07
SFAS 143:
Reversal of closure and post-closure expense previously reported	12.0	.07
Reversal of landfill purchase price amortization previously reported	.6	—
Accretion expense	(4.9)	(.03)
Landfill amortization	(8.1)	(.05)

Total adjustments for SFAS 143	(.4)	(.01)

Methane Gas Collection Systems:
Reversal of depreciation previously recorded	.3	—
Depletion expense	(1.7)	—

Total adjustment for methane gas collection systems	(1.4)	—

Adjusted	$176.3	$1.06

OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION, DEPLETION AND ACCRETION

     Operating income before depreciation, amortization, depletion, and accretion, which is not a measure determined in accordance with generally accepted accounting principles (“GAAP”), for the three and nine months ended September 30, 2003 and 2002 is calculated as follows (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,

	2003	2002	2003	2002

Net income	$44.7	$62.2	$121.9	$178.1
Cumulative effect of changes in accounting principles, net of tax	—	—	37.8	—
Provision for income taxes	27.3	38.2	97.8	109.2
Other (income) expense, net	(.9)	(.1)	(3.2)	(.5)
Interest expense, net	16.2	17.9	51.9	54.6
Accretion	3.2	—	9.4	—
Depreciation, amortization and depletion	61.7	53.4	177.9	147.2

Operating income before depreciation, amortization, depletion and accretion	$152.2	$171.6	$493.5	$488.6

     The Company believes that the presentation of operating income before depreciation, amortization, depletion and accretion is useful to investors because it provides important information concerning the Company’s operating performance exclusive of certain non-cash costs. Although depreciation, amortization, depletion and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs associated with long-lived assets acquired or constructed in prior years. Operating income before depreciation, amortization, depletion and accretion also demonstrates the Company’s ability to execute its financial strategy which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in the Company’s customer base and services provided, pursuing strategic acquisitions that augment the Company’s exiting business platform, repurchasing shares of common stock at prices that provide value to the Company’s shareholders, paying cash dividends, maintaining the Company’s investment grade rating and minimizing debt.

CASH FLOW

     The following table reflects certain components of the Company’s unaudited consolidated statements of cash flows for the three and nine months ended September 30, 2003 (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,

	2003	2002	2003	2002

Depreciation, amortization and depletion of property and equipment	$60.2	$52.1	$173.9	$142.3
Amortization of intangible assets	$1.5	$1.3	$4.0	$4.9
Accretion expense	$3.2	$—	$9.4	$—
Capital expenditures	$(92.7)	$(57.1)	$(180.8)	$(162.3)

     During the three and nine months ended September 30, 2003, cash used in investing activities was $272.2 million and $394.1 million, respectively. Also during the three and nine months ended September 30, 2003, cash used in financing activities was $30.8 million and $55.1 million, respectively.

     The Company defines free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from the sale of equipment as presented in the Company’s consolidated statement of cash flows. The Company’s free cash flow for the three and nine months ended September 30, 2003 is calculated as follows (in millions):

	Three months ended	Nine months ended
	September 30, 2003	September 30, 2003

Cash provided by operating activities	$180.1	$432.4
Purchases of property and equipment	(92.7)	(180.8)
Proceeds from the sale of equipment	1.1	4.0

Free cash flow	$88.5	$255.6

     The Company believes that the presentation of free cash flow, which is a non-GAAP financial measure, provides useful information regarding the Company’s recurring cash provided by operating activities after expenditures for property and equipment, net of proceeds from the sale of equipment. It also demonstrates the Company’s ability to execute its financial strategy as previously discussed and is a key metric used by the Company to determine compensation. Free cash flow does not represent the Company’s cash flow available for discretionary expenditures because it excludes certain expenditures that are required or that the Company has committed to such as debt service requirements and dividend payments. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

     Capital expenditures include $1.1 million and $.8 million of capitalized interest for the three months ended September 30, 2003 and 2002, respectively, and $2.1 million and $1.8 million for the nine months ended September 30, 2003 and 2002, respectively.

     As of September 30, 2003, accounts receivable were $266.3 million, net of allowance for doubtful accounts of $19.5 million, resulting in days sales outstanding of approximately 37 (or 25 days net of deferred revenue).

STOCK REPURCHASE PROGRAM

     During the three months ended September 30, 2003, the Company paid approximately $48.7 million to repurchase 2.1 million shares of its stock. As of September 30, 2003, the Company had repurchased a total of 23.6 million shares of its stock for approximately $435.6 million and is currently authorized to repurchase up to an additional $239.4 million under its repurchase programs.

DIVIDEND

     In July 2003, the Company announced that its Board of Directors initiated a quarterly cash dividend of $0.06 per share. As of September 30, 2003, the Company recorded a dividend payable of approximately $9.6 million to shareholders of record at the close of business on September 30, 2003. In October 2003, the Company’s Board of Directors declared a regular quarterly dividend of $0.06 per share for shareholders of record on January 2, 2004.

REVENUE

     The following table reflects total revenue of the Company by revenue source for the three and nine months ended September 30, 2003 and 2002 (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,

	2003	2002	2003	2002

Collection:
Residential	$151.2	$137.0	$446.0	$392.1
Commercial	177.4	174.3	527.0	520.0
Industrial	137.8	130.0	391.3	376.2
Other	12.7	11.8	37.7	37.5

Total collection	479.1	453.1	1,402.0	1,325.8

Transfer and disposal	257.6	228.7	722.2	637.4
Less: Intercompany	(129.1)	(112.7)	(369.2)	(320.7)

Transfer and disposal, net	128.5	116.0	353.0	316.7
Other	40.4	40.6	124.9	117.3

Total revenue	$648.0	$609.7	$1,879.9	$1,759.8

     The following table reflects the Company’s revenue growth for the three and nine months ended September 30, 2003 and 2002:

	Three months ended		Nine months ended
	September 30,		September 30,

	2003	2002	2003	2002

Core price (a)	1.9%	1.2%	1.8%	1.3%
Commodities	(.4)	.8	.1	.3

Total price	1.5	2.0	1.9	1.6

Core volume	2.2	2.6	2.2	1.2
Non-core volume	.2	.3	.3	.2

Total volume	2.4	2.9	2.5	1.4

Total internal growth	3.9	4.9	4.4	3.0
Acquisitions	2.1	(.6)	1.9	.8
Taxes (b)	.3	.4	.5	.1

Total revenue growth	6.3%	4.7%	6.8%	3.9%

(a)	Includes fuel surcharges of .2% for the three and nine months ended September 30, 2003.

(b)	Represents taxes levied on landfill volumes in certain states that are passed on to customers.